UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2002

SEABULK INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28732	65-0966399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, P.O. Box 13038, Ft. Lauderdale, Florida (Address of principal executive offices)	33316 (Zip code)

Registrant’s telephone number, including area code (954) 523-2200

Item 1. Changes in Control of Registrant.

     Seabulk International, Inc. (the “Company”) today announced the completion of the issuance of 12.5 million shares of common stock at $8.00 per share to a group of investors including an entity associated with DLJ Merchant Banking Partners III, L.P., an affiliate of CSFB Private Equity (the “DLJ Investor”), and entities associated with Carlyle/Riverstone Global Energy and Power Fund I, L.P., an affiliate of The Carlyle Group of Washington, D.C. (the “Carlyle/Riverstone Investors”). The stock issuance was previously approved by the Company’s shareholders at a Special Meeting held on September 5, 2002. The new investors also purchased approximately 5.1 million shares of outstanding Company common stock (including shares issuable upon the exercise of warrants) beneficially owned by accounts managed by Loomis, Sayles & Co., L.P. As a result of the two transactions, the investors will own approximately 72% of the fully diluted shares of common stock of the Company.

     In connection with the completion of the transaction:

•	the Company has amended its Certificate of Incorporation to increase the number of its authorized shares, to remove the classification of the Company’s board into three classes of directors and to add certain minority stockholder protection provisions;

•	the Company has amended and restated its By-laws to (1) provide that a quorum for meetings of the Company’s board will consist of seven directors and (2) remove provisions relating to the classification of the Company’s board;

•	the Company, the investors and Gerhard Kurz, President and Chief Executive Officer of the Company, have executed a Stockholders’ Agreement; and

•	Mr. Kurz has agreed to a five-year extension of his employment contract with the Company.

Copies of the Certificate of Amendment to the Company’s Certificate of Incorporation, the Amended and Restated By-Laws of the Company, the Stockholders’ Agreement and the Amendment to Mr. Kurz’s employment agreement are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, and are incorporated herein by reference.

     Pursuant to the Stockholders’ Agreement, the Company’s board of directors has been restructured to permit the investors to designate a majority (six of ten seats) of the Board. The Company’s reconstituted board of directors will have six new members and four continuing members. The new members are Ari Benacerraf, a Managing Director of Credit Suisse First Boston; David Durkin, a Vice President of Credit Suisse First Boston; Kenneth V. Huseman, President and Chief Executive Officer of BASiC Energy Services; Pierre F. Lapeyre, Jr. and David M. Leuschen, co-Founders and Managing Directors of Riverstone Holdings LLC; and Steven Webster, Managing Director of Global Energy Partners, an affiliate of DLJ Merchant Banking Partners. The continuing members are RADM Peter H. Cressy, USN (ret.), President and Chief Executive Officer of the Distilled Spirits Council of the United States, Inc.; Robert L. Keiser, former Chairman of the Board of the Kerr-McGee Corporation; Gerhard E. Kurz, President and Chief Executive Officer of Seabulk International, Inc.; and Thomas P. Moore, Jr., a Principal of State Street Global Advisors and a member of the State Street Global Advisors International Equity Team.

     The Stockholders’ Agreement provides that the investors will vote the shares owned by them to cause the Company’s board of directors to consist of ten members to be constituted as follows:

•	The DLJ Investors will be entitled to designate four of the directors;

•	One of the Riverstone/Carlyle Investors will be entitled to designate two of the directors;

•	three of the directors will be independent directors (that is, non-investor designated directors), who initially were selected by the investors from directors currently serving on our board of directors; and

•	the Chief Executive Officer will serve as a director.

     Messrs. Benacerraf, Durkin, Huseman and Webster were designated as directors of the Company by the DLJ Investor and Messrs. Lapeyre and Leuschen were designated as directors of the Company by one of the Riverstone/Carlyle Investors.

     The Stockholders’ Agreement provides that directors designated by the DLJ Investor and one of the Carlyle/Riverstone Investors will be represented on, subject to compliance with Nasdaq and SEC rules, the audit and compensation committees of the board of directors.

     The Stockholders’ Agreement provides that until September 13, 2003:

•	the initial continuing directors will not be removed except for cause;

•	the investors will not take any action that will cause the continuing directors to be less than a majority of the total number of independent directors on our board of directors; and

•	to the extent an annual meeting is held for the election of the Company’s directors, the investors will vote for the election of the continuing directors.

     Under the Stockholders’ Agreement, in the event that the DLJ Investor owns less than 50%, but more than 10%, of the shares of common stock initially purchased by it, it will be entitled to designate only two of the Company’s directors. In the event the DLJ Investor owns less than 10%, but more than 5%, of the shares of common stock initially purchased by it, it will be entitled to designate only one of the Company’s directors. In the event the DLJ Investor owns less than 5% of the common stock initially purchased by it, it will no longer be entitled to designate a director of the Company.

     Under the Stockholders’ Agreement, in the event that the Carlyle/Riverstone Investors own less than 50%, but more than 10%, of the shares of common stock initially purchased by them, collectively, they will be entitled to designate only one of the Company’s directors. In the event the Carlyle/Riverstone Investors own less than 10% of the shares of common stock initially purchased by them, collectively, they will no longer be entitled to designate a director of the Company.

Item 5. Other Events and Regulation FD Disclosure.

New Credit Agreement

     The Company also announced it had entered into a new $180 million credit facility with Fortis Capital Corp. and NIB Capital Bank N.V. The new facility, which matures in five years, consists of an $80 million term loan and a $100 million revolving credit facility. A copy of the Credit Agreement is attached hereto as Exhibit 99.5 and is incorporated herein by reference.

     Proceeds from the stock issuance and new credit facility, totaling $280 million, less applicable fees and expenses, are being used primarily to pay off the Company’s previous bank debt of approximately $151 million and to redeem all of its 121/2% Senior Secured Notes due 2007 for approximately $100.3 million plus accrued interest.

Redemption and Discharge of 12 1/2% Senior Secured Notes

     The Company has issued an irrevocable notice of redemption to holders setting a redemption date of October 15, 2002 for the approximately $97.4 million in outstanding Notes at a redemption price of 102.934% of par plus accrued and unpaid interest at 13.5% per annum to the redemption date. The Company will pay interest on the Notes on its regularly scheduled interest payment date of September 30, 2002 at a rate of 13.5% per annum, which rate includes payment of an additional 1.0% per annum interest in cash in lieu of the issuance of additional “pay in kind” interest Notes. Notes should be presented for redemption and payment to State Street Bank & Trust as Paying Agent. The Company has deposited with the Paying Agent the full amount of funds to make all redemption and interest payments on the Notes. As a result, the Company has been released and discharged from all of its obligations under the Notes. A copy of the Notice of Redemption mailed to holders of the Notes is attached hereto as Exhibit 99.6 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits.

Exhibit
Number	Description of Document

99.1	Certificate of Amendment to the Certificate of Incorporation, dated as of September 13, 2002

99.2	Amended and Restated By-Laws

99.3	Stockholders’ Agreement, dated as of September 13, 2002, among Seabulk International, Inc., Nautilus Acquisition, L.P., C/R Marine Domestic Partnership, L.P., C/R Marine Non-U.S. Partnership, L.P., C/R Marine Coinvestment, L.P., C/R Marine Coinvestment II, L.P. and Gerhard Kurz

99.4	Amendment to Employment Agreement, dated as of September 13, 2002, between Seabulk International, Inc. and Gerhard Kurz

99.5	Credit Agreement, dated as of September 13, 2002, among Seabulk International, Inc., each Subsidiary Guarantor, Fortis Capital Corp., NIB Capital Bank N.V. and each other financial institution which may become a party to the Agreement as a Lender, Fortis Capital Corp., as administrative agent on behalf of the Lenders, and as book runner and as an arranger and NIB Capital Bank N.V., as an arranger

99.6	Notice of Redemption of 12 1/2% Senior Secured Notes due 2007, Series B, dated as of September 13, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABULK INTERNATIONAL, INC.

By: /s/ ALAN R. TWAITS

ALAN R. TWAITS Senior Vice President, General Counsel and Secretary
September 13, 2002

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

99.1	Certificate of Amendment to the Certificate of Incorporation, dated as of September 13, 2002

99.2	Amended and Restated By-Laws

99.3	Stockholders’ Agreement, dated as of September 13, 2002, among Seabulk International, Inc., Nautilus Acquisition, L.P., C/R Marine Domestic Partnership, L.P., C/R Marine Non-U.S. Partnership, L.P., C/R Marine Coinvestment, L.P., C/R Marine Coinvestment II, L.P. and Gerhard Kurz

99.4	Amendment to Employment Agreement, dated as of September 13, 2002, between Seabulk International, Inc. and Gerhard Kurz

99.5	Credit Agreement, dated as of September 13, 2002, among Seabulk International, Inc., each Subsidiary Guarantor, Fortis Capital Corp., NIB Capital Bank N.V. and each other financial institution which may become a party to the Agreement as a Lender, Fortis Capital Corp., as administrative agent on behalf of the Lenders, and as book runner and as an arranger and NIB Capital Bank N.V., as an arranger

99.6	Notice of Redemption of 12 1/2% Senior Secured Notes due 2007, Series B, dated as of September 13, 2002